GLOBAL MED TECHNOLOGIES, INC.
                              EXHIBIT 11.1
               STATEMENT RE: COMPUTATION OF PER SHARE LOSS
           OVER THE PERIOD FEBRUARY 11, 1997 TO MARCH 31, 1997



                                                   Allocation
(Share amounts in thousands)                          Days    Calculation

Total shares issued and outstanding from
February 11, 1997 through March 12, 1997     7,668 x   30      230,040

Underwriter's exercise of over allotment
option on March 13, 1997                      241
                                             ----

NOTE: COMMON STOCK EQUIVALENTS HAVE BEEN EXCLUDED FROM THE CALCULATION FROM FEBRUARY 11, 1997 THROUGH MARCH 31, 1997 AS THESE COMMON STOCK EQUIVALENTS ARE ANTI-DILUTIVE.

Total shares issued and outstanding from
March 13, 1997 though March 31, 1997         7,909 x   19      150,271
                                                       --      -------
                                                       49    = 380,311

                    Divided by                                      49
                                                               -------
                    Total weighted average shares outstanding
                    February 11, 1997 through March 31, 1997     7,761
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